Exhibit 99.1

FOR IMMEDIATE RELEASE	Media Contacts:	AirTran Holdings, Inc.
July 2, 2010		Christopher White (Media)
678.254.7442
Jason Bewley (Investor Relations)
407.318.5188

AIRTRAN HOLDINGS ANNOUNCES EXPIRATION AND RESULTS OF PUT OPTION FOR 7 PERCENT

CONVERTIBLE NOTES DUE 2023

ORLANDO, Fla., (July 2, 2010) – AirTran Holdings, Inc. (NYSE: AAI), parent company of AirTran Airways, Inc. today announced that it has accepted for payment all 7 percent convertible notes due 2023 (the “Notes”) validly tendered prior to 5:00 p.m., New York City time, on July 1, 2010. This time and date represents the expiration of the holders’ right to require AirTran to repurchase their Notes for cash (the “Put Option”).

Notes in an aggregate principal amount of $90,363,000, representing approximately 94 percent of the $95,835,000 million in aggregate principal amount outstanding, were validly tendered for repurchase. AirTran has forwarded cash in payment of the aggregate purchase price to the paying agent, Wilmington Trust Company, and payment to holders of the Notes will be made promptly by the paying agent. Any Notes not tendered and purchased pursuant to the Put Option will remain outstanding, and the holders thereof will be subject to the terms of the indenture governing the Notes and the Notes. Following the Put Option, an aggregate principal amount of $5,472,000 of the Notes remains outstanding.

This press release is for information only and is not an offer to purchase, a solicitation of an offer to purchase, or a solicitation of an offer to sell securities of AirTran. The offer to purchase the Notes was made only pursuant to the Company Repurchase Notice dated June 3, 2010, and related documents which set forth the complete terms and conditions of the Put Option. Questions regarding the Put Option should be directed to Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Del., 19890-1615 (302) 636-6181.

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AirTran Announces Expiration and Results of Put Option for 7 Percent Convertible Notes Due 2023

AirTran Holdings, Inc., a Fortune 1000 company, is the parent company of AirTran Airways, which has been ranked the number one low-cost carrier in the Airline Quality Rating study for the past three years. AirTran is the only major airline with Gogo® Inflight Internet on every flight and offers coast-to-coast service on North America’s newest all-Boeing fleet. Its low-cost, high-quality product also includes assigned seating, Business Class and complimentary XM Satellite Radio on every flight. To book a flight visit: www.airtran.com.

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Editors Note: This press release contains statements concerning potential future events involving AirTran Holdings, Inc. that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and that could differ materially from the events that actually occur. All statements, other than statements of historical facts, in this press release may be deemed forward-looking statements. We use words such as “anticipate,” believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “will,” “would” and similar expressions or the negative thereof to identify forward-looking statements, although not all forward-looking statements contain these identifying words. We cannot guarantee that our intentions will not change or this actually will effect the intentions disclosed in our forward-looking statements and, accordingly, you should not place undue reliance on our forward-looking statements. There are a number of important factors that could cause our intentions to change or actual events to differ materially from those expressed or implied by these forward-looking statements, including those discussed under “Risk Factors” and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2009. Any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect new information, events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events except as required by applicable law. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our intentions or the extent to which any factor, or combination of factors, may cause actual events to differ materially from those contained in any forward-looking statements. Additional information on factors that could influence AirTran’s financial results is included in its filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.